As filed with the Securities and Exchange Commission on December 28, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTEGRATED BIOPHARMA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	22-2407475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

225 Long Avenue, Bldg 15

Hillside, New Jersey 07205

(Address of principal executive offices)

Registrant’s telephone number, including area code: (888) 319-6962

INTEGRATED HEALTH TECHNOLOGIES, INC. 2001 STOCK OPTION PLAN

(Full title of the plan)

E. Gerald Kay

Chief Executive Officer

Integrated BioPharma, Inc.

225 Long Avenue

Hillside, NJ 07205

(888) 319-6962

(Name, address and telephone number of agent for service)

Copies to:

Morris F. DeFeo Jr., Esq. Herrick, Feinstein LLP 2 Park Avenue New York, New York 10016 (212) 592-1400

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.002 per share	11,000,000 (2)	$0.1475 (3)	$1,622,500	$196.65

(1)

The amount of shares of common stock (“Common Stock”) registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of Integrated BioPharma, Inc. (the “Company”).

(2)

Represents an aggregate of 11,000,000 shares of Common Stock available for issuance under the Integrated Health Technologies, Inc. 2001 Stock Option Plan (the “Plan”) The Plan was approved both by the Board of Directors of the Company and by the Company’s shareholders.

(3)

Estimated solely for the purpose of calculating the registration fee. Such estimate is calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices ($0.1475 and $0.1475, respectively) of the Company’s Common Stock on the OTCQB on December 26, 2018.

EXPLANATORY NOTE

This Registration Statement is filed for the purpose of registering 11,000,0000 shares of common stock, $0.002 par value (“Common Stock”) of Integrated BioPharma, Inc. (the “Company”), which are available for issuance under the Integrated Health Technologies, Inc. 2001 Stock Option Plan (the “Plan”).

The shares of Common Stock subject to this Registration Statement are of the same class for which the Company previously filed a Registration Statement on Form S-8, File No. 333-87456 (the “2002 Registration Statement”) with the Securities and Exchange Commission (the “SEC” or “Commission”) on May 2, 2002 , pursuant to which 2,000,0000 shares of Common Stock were registered. Accordingly, the contents of the 2002 Registration Statement , are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*

Information required by Part I omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the “Note” and instructions to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents filed with the SEC are incorporated by reference, as of their respective dates, in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, as filed with the SEC on September 12, 2018;

(b)	The Company’s Definitive Proxy Statement on Schedule 14A for the fiscal year ended June 30, 2018, as filed with the SEC on October 29, 2018;

(c)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, as filed with the SEC on November 9, 2018;

(d)	The Company’s Current Report on Form 8-K, as filed with the SEC on November 26, 2018; and

(e)

The description of the terms, rights and provisions applicable to the Company’s Common Stock contained in the Company’s Registration Statement No. 001-31668 on Form 8-A, filed with the SEC on February 5, 2007.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.

You can request a copy of these documents, including exhibits, at no cost, by writing or telephoning us at the following address:

Integrated BioPharma, Inc.

225 Long Avenue, Bldg 15

Hillside, New Jersey 07205

Attn: Investor Relations

 Tel: 888-319-6962

Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) permits a Delaware corporation to indemnify any person who is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may similarly indemnify such person in the case of actions or suits brought by or in the right of the corporation, except (unless otherwise ordered by the court) that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation.

A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the aforesaid standard of conduct. Such determination shall be made (1) by a majority vote of the directors who were not parties to the action, suit, or proceeding, whether or not a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits, or otherwise, in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. The statute also provides that it is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 102(b)(7) of the DGCL allows a Delaware corporation to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision excludes any limitation on liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (3) for intentional or negligent payment of unlawful dividends or stock purchases or redemptions or (4) for any transaction from which the director derived an improper benefit. The Company’s Certificate of Incorporation provides for the limitation on liability permitted by Section 102(b)(7).

The Company’s Certificate of Incorporation and Bylaws each provide that all corporate officers, directors, employees and agents shall be indemnified to the full extent provided under the DGCL. Such indemnification may be funded through insurance or otherwise as authorized by the Board of Director.

The Company maintains directors’ and officers' liability insurance.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement. Certain of the following exhibits have been previously filed with the SEC and are incorporated herein by reference from the document described in parentheses. Certain others are filed herewith.

Exhibit No.	Description of Document

4.1	Restated Certificate of Incorporation of Chem International, Inc., as amended (incorporated by reference to the Company's Quarterly Report on Form 10-Q filed with the SEC on November 15, 2010).

4.2	Amended and Restated Bylaws of Integrated Biopharma, Inc. (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on February 14, 2008).

4.3	Integrated Health Technologies, Inc. 2001 Stock Option Plan (incorporated by reference to the Company's Registration Statement on Form S-8, File No. 333-87456, filed with the SEC on May 2, 2002).

5.1*	Legal Opinion of Herrick, Feinstein LLP.

23.1*	Consent of Friedman LLP.

23.2*	Consent of Herrick, Feinstein LLP (included in the opinion filed herewith as Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of this Registration Statement).

* Filed herewith.

Item 9. Undertakings.

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hillside, in the State of New Jersey, on December 28, 2018.

INTEGRATED BIOPHARMA, INC.

By:	/s/ E. Gerald Kay
Name:	E. Gerald Kay
Title:	President & Chief Executive Officer

By:	/s/ Dina Masi
Name:	Dina Masi
Title:	Chief Financial Officer & Senior Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints E. Gerald Kay, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign this Registration Statement and any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ E. Gerald Kay	Chief Executive Officer and Director	December 28, 2018
E. Gerald Kay	(Principal Executive Officer)

/s/Dina L. Masi	Chief Financial Officer and Senior Vice President	December 28, 2018
Dina L. Masi	(Principal Financial Officer)

/s/ Riva Sheppard	Executive Vice President and Director	December 28, 2018
Riva Sheppard

/s/ Christina Kay	Executive Vice President and Director	December 28, 2018
Christina Kay

/s/ Carl DeSantis	Director	December 28, 2018
Carl DeSantis

/s/ William Milmoe	Director	December 28, 2018
William Milmoe

/s/ Robert Canarick	Director	December 28, 2018
Robert Canarick